FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 21, 1997

           (Exact name of registrant as specified in its charter)

                          AMCOR Capital Corporation

(Sate or other jurisdiction     (Commission                  (IRS Employer
of incorporation)               File Number)              Identification No.)

  Delaware                       0-17594                      33-0329599

                   (Address of principal executive offices)

              52-300 Enterprise Way, Coachella, California 92236

     Registrant's telephone number, including area code:   760.398.9520


Item 1.  Changes in Control of Registrant.  Not applicable.

Item 2.  Acquisition or Disposition of Assets.  Not applicable.

Item 3.  Bankruptcy or Receivership.  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.  Not applicable.

Item 5.  Other Events.

On or about October 21, 1997, the Registrant closed the offer and sale of 747,500 shares of its Series A 9% Convertible Preferred Stock at a purchase price of $10.00 per share ("Series A Preferred Stock"). The underwriter of the offering is Torrey Pines Securities, Inc. The net proceeds to the Registrant from the sale of the Series A Preferred Stock is $6,802,250.

The Series A Preferred Stock is convertible to shares of the Registrant's $.002 par value common stock ("Common Stock") at a price equal to 125% of the closing price of the Common Stock on the day before the effective date of the offering ("Determination Date"). The effective date of the offering is September 25, 1997. The closing price of a share of the Common Stock on the before the Determination Date is $4.3125.

The Registrant has the right to compel conversion of the Series A Preferred Stock at such time as the Common Stock has traded at a price equal to or greater than 150% of the closing price of the Common Stock on the Determination Date for a period of 20 consecutive business days.
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The Series A Preferred Stock is senior to the Registrant's Series B Preferred
Stock and the Common Stock with respect to the payment of dividends and distributions to shareholders upon liquidation, dissolution or winding up of the Registrant. Shares of the Series A Preferred Stock are not redeemable at the option of the Registrant for a period of 5 years from the issue date.

On and after 5 years from the issue date, shares of the Series A Preferred Stock are redeemable for cash at a redemption price of $10.00 per share.
In the event the Registrant elects to redeem the Series A Preferred Stock, the Registrant will provide to holders of the Series A Preferred Stock written notice of that election, and during that 30 day period immediately following the date of that notice those holders have the option to convert the Series A Preferred Stock to the Common Stock at a price equal to 125% of the closing price of the Common Stock on the Determination Date. In the event the Series A Preferred Stock is redeemed in part, such redemption will be on a pro rata basis.

Item 6.  Resignations of Registrant's Directors.  Not applicable.

Item 7.  Financial Statements and Exhibits.  Not applicable.

Item 8.  Change in Fiscal Year.  Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.  Not applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 22, 1997                      AMCOR Capital Corporation
                                              (Registrant)

                                             /S/Fred H. Behrens
                                             --------------------------------
                                             Fred H. Behrens, Chairman of the
                                             Board, Chief Financial Officer,
                                             and Chief Executive Officer